EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

MHI Hospitality Corporation

Williamsburg, Virginia

We consent to the incorporation by reference in this Annual Report (Form 10-K) of MHI Hospitality Corporation of our report dated March 6, 2008, with respect to the consolidated financial statements and financial statement schedules of MHI Hospitality Corporation included in the Form 10-K of MHI Hospitality Corporation, as well as our report dated February 16, 2008, with respect to the combined financial statements of MHI/Carlyle Sian Owner I, LLC and MHI/Carlyle Sian Lessee I, LLC.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-130664) of MHI Hospitality Corporation,

(2)	Registration Statement (Form S-8 No. 333-121478) pertaining to the securities to be offered to employees in employee benefit plans,

of our report dated March 6, 2008, with respect to the consolidated financial statements of MHI Hospitality Corporation included elsewhere herein.

/s/ PKF Witt Mares, PLC

Williamsburg, Virginia
March 26, 2008